Exhibit 99.1

Athira Pharma Announces Reverse Stock Split

BOTHELL, Wash., September 11, 2025 (GLOBE NEWSWIRE) -- Athira Pharma, Inc. (“Athira” or “Company”) (NASDAQ: ATHA), a clinical stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today announced that it will effect a 10-for-1 reverse stock split of Athira’s issued and authorized common stock. Athira’s stockholders previously approved the reverse stock split and granted the board of directors the authority to determine the exact split ratio and when to proceed with the reverse stock split at the Company’s Annual Meeting of Stockholders held on May 29, 2025.

The reverse stock split will become effective on September 17, 2025 at 5:00 p.m., Eastern Time, (“Effective Time”) and Athira’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) as of the open of trading on September 18, 2025 under the existing ticker symbol “ATHA”. The new CUSIP number for Athira’s common stock will be 04746L203. The reverse stock split is intended to increase the price per share of Athira's common stock to allow the Company to demonstrate compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq, to potentially improve the marketability and liquidity of the Company’s common stock and to appeal to a broader range of investors to generate greater investor interest in the Company.

As of the Effective Time, every ten (10) shares of Athira’s issued and outstanding common stock will be combined into one issued and outstanding share of common stock, and the total number of authorized shares of Athira’s common stock will be reduced from 900,000,000 to 90,000,000. The par value per share of Athira’s common stock will remain unchanged at $0.0001. Proportional adjustments will be made to the exercise price and the number of shares of common stock issuable upon the exercise of the Company’s outstanding options, to the shares of common stock issuable upon the vesting of the Company’s outstanding restricted stock units, and to the number of shares authorized and reserved for issuance pursuant to Athira’s equity incentive plans. The total number of authorized shares of preferred stock will not be reduced and remains at 100,000,000 shares. Any fractional shares that would otherwise be issuable as a result of the reverse stock split will be paid out in cash.

Athira’s transfer agent, Computershare Inc., will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of Athira’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

Additional information about the reverse stock split is available in Athira’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2025, a copy of which is available at www.sec.gov.

About Athira Pharma, Inc.
Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to alter the course of neurological diseases by advancing its pipeline of drug candidates that modulate the neurotrophic HGF system. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X and Instagram.

Exhibit 99.1

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding the intended effects of the reverse stock split, including whether the reverse stock split will increase the price of the Company’s common stock and whether the Company will be able to maintain its listing on the Nasdaq Capital Market. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target,” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the reverse stock split may not increase the price per share of the Company’s common stock to allow it to demonstrate compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq, the reverse stock split may not improve the marketability and liquidity of the Company’s common stock and it may fail to generate greater investor interest in the Company, as well as those risks and uncertainties which are detailed in Athira’s filings with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun
Athira Pharma
Julie.rathbun@athira.com
206-769-9219